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                                                                       Exhibit 5


                                                          April 1, 1996


Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, N.J.  07974

Dear Sirs:

         With reference to the registration statement on Form S-3 (the "Registration Statement") that Lucent Technologies Inc. (the "Company") has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $3.5 billion of the Company's notes (the "Notes"), to be issued under an indenture dated as of April 1, 1996 (the "Indenture"), between the Company and The Bank of New York, Trustee, and warrants to purchase Notes (the "Warrants"), I am of the opinion that:

         1. the Company is a duly organized and validly existing corporation under the laws of the State of Delaware;

         2. the execution and delivery of the Indenture and issuance of the Notes and the Warrants have been duly authorized by appropriate corporate action;

         3. the Indenture, when duly executed by the parties, will be a valid and binding agreement in accordance with its terms, and the Notes, when duly executed and authenticated in accordance with the terms of the Indenture and delivered in accordance with the provisions of either an underwriting, distribution or international distribution agreement, substantially in the forms filed as exhibits to the Registration Statement, will be legally issued and binding obligations of the Company in accordance with their terms, in each case subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors rights and to general equity principles;

         4. when the Warrants have been duly authorized and duly executed by the Company and countersigned as provided in the relevant Warrant Agreement and when duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement, including the prospectus and any prospectus supplement relating to such sale, such Warrants will be duly authorized and will be valid and binding obligations of the Company in accordance with, and subject to, their terms of the relevant Warrant Agreement, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors rights and to general equity principles; and

         5. the Company meets all the requirements for filing the Registration Statement.


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          In connection with my rendering this opinion, I have reviewed (i) the
Indenture and the Warrants; (ii) the Registration Statement; (iii) certain resolutions adopted or to be adopted by the Board of Directors of the Company; and (iv) such other documents, records and papers as I have deemed necessary or appropriate in order to give the opinions set forth herein. I am familiar with the proceedings heretofore taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares. I have, with your consent, relied as to factual matters on certificates or other doucments furnished by the Company or its officers and by govenmental authorities and upon such other documents and data that I have deemed appropriate. I have assumed the authenticity of all documents submitted to us as copies.

          I am not a member of the Bar of any jurisdiction other than the State of New York and the District of Columbia, and, with your consent, I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or the laws of any other jurisdiction.

          I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me in the Prospectus that is a part of the Registration Statement. In giving such cconsent, I do not hereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                                       Very truly yours,


                                                       /s/ Richard J. Rawson

                                                       Richard J. Rawson
                                                       Senior Vice President and
                                                       General Counsel